UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 30, 2002

PPT VISION, INC.

   (Exact name of Registrant as specified in its charter)

Minnesota	0-11518	41-1413345
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12988 Valley View Road
Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 996-9500

Items 1, 2, 3, 4, 6, and 8 are not applicable and therefore omitted

Item 5.  Other Events.

Product Development Agreement with Electroglas, Inc.

                On April 30, 2002, PPT VISION, Inc. announced that it had entered into a new product development and OEM supplier agreement with Electroglas, Inc. under which PPT VISION agreed to design and manufacture a custom SpeedScan 3D™ sensor for integration and commercial deployment in Electroglas’ QuickSilver 2D and 3D wafer inspection systems.

Extension of Rights Offering

                On April 30, 2002, PPT VISION, Inc. announced that it had extended the termination date of its Rights Offering from May 3, 2002 to May 10, 2002.  Under the terms of the Rights Offering, each of the Company’s shareholders of record as of March 22, 2002 is granted the right to purchase one Unit at the price of $1.00 per Unit for each share owned.  Each Unit consists of one share of the Company’s Common Stock and a warrant to purchase an additional one-half share, exercisable at $2.50 per share until September 30, 2003.

Item 7.  Exhibits.

Exhibit 99.1	Press Release dated April 30, 2002 related to the new agreement between PPT VISION and Electroglas.

Exhibit 99.2	Press Release dated April 30, 2002 related to the Rights Offering extension.

                                                                                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PPT VISION, INC.

By	/s/ Joseph C. Christenson
Joseph C. Christenson, President

Dated: May 1, 2002